FOR IMMEDIATE RELEASE

Contacts:

Paul Rosenbaum                                     Investors
Rentrak Corporation                                PondelWilkinson Parham
Chairman & CEO                                     Ron Parham
503-284-7581                                       503-924-1186
exitpoll@aol.com                                   rparham@pondel.com
----------------                                   ------------------


                    RENTRAK REPORTS FISCAL 2004 FIRST QUARTER
           RESULTS --Rentrak to Offer Warner Home Video DVD and VHS on
                            Revenue-Sharing Program;
         Adds New Studios to Box Office Essentials(TM)Tracking Service--

         PORTLAND, Ore. (August 7, 2003)--Rentrak Corp. (Nasdaq:RENT) today announced consolidated revenues from continuing operations of $18.7 million for the first fiscal quarter ended June 30, 2003, compared with revenues from continuing operations of $22.4 million for the same period one year ago. Consolidated net income for the quarter totaled $59,676, or $0.01 per share, compared with consolidated net income of $164,503, or $0.02 per diluted share, in the first quarter of fiscal 2003.
         First quarter revenues from the company's continuing entertainment operations totaled $14.6 million and generated after-tax income of $79,469, or $0.01 per share. Revenues from continuing entertainment operations in the prior year period totaled $18.9 million and generated after-tax income of $802,666, or $0.07 per diluted share.
         First quarter revenue from the company's PPT business declined 27 percent from last year's comparable period, to $13.1 million from $17.9 million. This revenue decline resulted primarily from a decrease in rental transactions coupled with new DVD/VHS revenue-sharing terms recently implemented by studios that include smaller revenue-sharing splits and significantly reduced or eliminated upfront processing fees than were typical under previous VHS-only revenue-sharing programs. Partially offsetting those declines, first quarter results included modest revenues generated from the company's new videogame revenue-sharing, Box Office Essentials and Supply Chain Essentials(TM) services. Total unit shipments to independent retailers in North America declined 3 percent, comprised of a 24 percent decline in VHS shipments partially offset by a 275 percent increase in DVD and videogame shipments.

                                    --more--

         During the fiscal first quarter of 2004, selling, general and administrative expenses in the company's continuing entertainment operations increased approximately $0.7 million, compared with last year's fiscal first quarter, as a direct result of on-going investment in and development of new essential business intelligence service offerings. While this increase in selling, general and administrative expenses was partially offset by incremental revenues from the related business intelligence service offerings, the net effect was a negative impact on earnings from continuing entertainment operations.
         The company's fulfillment subsidiary, 3PF, Inc., contributed revenues of $4.6 million in the first quarter of fiscal 2004 and generated a net loss of $19,793, or $0.00 per share. In the comparable period last year, 3PF reported revenues of $4.1 million and a net loss of $493,149 or $0.05 per share. Effective July 1, 2003, the company completed the sale of substantially all of 3PF's assets under the terms of the definitive sale agreement announced on June 17th.
         Consolidated after-tax income from continuing operations totaled $59,676, or $0.01 per share, in the fiscal first quarter of 2004, compared with consolidated after-tax income from continuing operations of $309,517, or $0.03 per share, in last year's fiscal first quarter.
         Rentrak Chairman and Chief Executive Officer Paul Rosenbaum commented, "As we expected, our revenues from entertainment operations were impacted by continued changes in the basic structure of studios' DVD and VHS revenue-sharing programs. However, looking forward, our new DVD revenue-sharing program with Warner Home Video reinforces our belief that most studios will eventually offer revenue-sharing programs for a substantial portion of their DVD titles. If this shift to DVD revenue-sharing continues, it holds the potential to help stabilize our entertainment business revenues and cash flow while we continue to invest in and aggressively pursue the substantial growth opportunities we see in our new essential business intelligence service offerings."
         "In addition, just eight months since its launch, our videogame revenue-sharing service is offering videogame retailers 10-20 new games each month from 15 participating publishers across all three major console platforms. With videogame rentals representing less than ten percent of the total videogame business, we expect videogames to continue as an important, incremental revenue stream augmenting our existing PPT business."

Essential Business Intelligence Services
----------------------------------------
         "We made steady progress during the quarter on our new business initiatives," Rosenbaum continued. "Since our last quarterly report, two more studios subscribed to our Box Office Essentials service, and we continue to aggressively pursue remaining studios."
                                    --more--

         "On June 22nd, we announced the signing of Supply Chain Essentials' first customer. We believe the potential market for Supply Chain Essentials includes literally thousands of small and medium sized logistics organizations and third-party fulfillment companies who need an affordable and easy-to-implement supply chain management system."
         Rentrak can have small customers up and running on Supply Chain Essentials in a matter of days, compared to other larger providers whose modules can take up to a year or more to integrate with legacy systems. For larger companies, Supply Chain Essentials can be customized and adapted to a wide variety of platforms and circumstances. Based on its initial success, Rentrak is establishing a separate internal IT and sales organization over the next six months to more aggressively attack the market. These teams will focus on customizing Supply Chain Essentials to fit the needs of future large customers, and to complete the development of a standard service that can serve as a turn-key solution for smaller customers.
          "We believe the successful expansion of Supply Chain Essentials could produce significant benefit to our future financial performance," noted Rosenbaum. "Coupled with the imminent launch of our new Calendar Essentials(TM) service, our expansion into business intelligence is beginning to gain momentum."
         Calendar Essentials is a direct by-product of Rentrak's unique 15-year data management relationship with the motion picture industry and provides a sophisticated tool for the advertising, marketing, media planning and retail trades. Calendar Essentials brings together a powerful combination of exhaustive data on K-12 and college schedules across North America; schedules of local area major events; DVD, VHS, videogame and theatrical release schedules; 7-day weather forecasts and 12-month history; and census demographics such as population, household income, gender, and age. Through an easy web-based interface, studios, networks, MSOs, advertisers, marketers, media planners and retailers have all the information they need to maximize the impact of marketing campaigns, advertising buys and promotional programs.
         Mr. Rosenbaum concluded, "We continue to make significant progress in the company's transition toward being a provider of unique business intelligence services and away from its historic dependence on video distribution and rental. As each quarter of fiscal 2004 unfolds, we expect our financial results to increasingly reflect that on-going transition."

                                    --more--

Business Outlook
----------------
         The company is experiencing great change, pursuing rapid expansion of recently launched new services and investing in the development and launch of several new business initiatives. In addition, there are a number of dynamics currently at play in the movie rental industry that could have a direct impact, favorable or unfavorable, on the company's core PPT business. The timing and magnitude of the impacts from these dynamics, together with the timing of the launch and pace of expansion in the company's new business initiatives, are extremely difficult to forecast at this time. The company intends to continue investing in its existing and new services and expects the ramping of these new services could begin to produce material revenues and earnings during the second half of fiscal 2004.

Conference Call
---------------
             Rentrak has scheduled a conference call for 2 p.m. (PDT) August 7, 2003 to discuss the company's financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 1-800-946-0705, or 719-457-2637 for international callers. A live webcast of the call will be available at www.rentrak.com and at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrdzwssnvwlrld and will be archived for three months. An audio replay of the conference call will also be available through August 16, 2003, by dialing 1-888-203-1112, or 719-457-0820 for international callers. The access code for the live call and the replay is 334190.

About Rentrak Corporation
-------------------------

         Rentrak Corporation is an information management company and the creator of the Essentials(TM) suite of information management products that collect, manage and analyze detailed point-of-sale and supply chain data. Essentials(TM) offers a competitive advantage to managers by providing timely insight into their company and industry, giving them the information they need to enhance bottom line results. For further information, please refer to Rentrak's corporate Web site at http://www.rentrak.com.

                                    --more--

Safe Harbor Statement
---------------------

         When used in this discussion, the words "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for both 3PF and PPT(R) and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for videocassettes and videogames subject to company guarantees, the company's ability to attract new revenue-sharing customers, the company's ability to successfully develop and market new services to create new revenue streams, and Rentrak's customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2003 annual report on Form 10-K and subsequent quarterly reports, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

         Business outlook statements are based on current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

                                      # # #
                            (Financial Tables Follow)

                               RENTRAK CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS


                                                                                                     (UNAUDITED)
                                                                                          June 30,                  March 31,
                                                                                            2003                      2003
                                                                           ----------------------------------------------------
CURRENT ASSETS:

    Cash and cash equivalents                                                          $  10,647,719             $  10,063,541
    Accounts receivable, net of allowance for doubtful
       accounts of $589,888 and $748,139                                                   8,083,375                 9,706,485
    Advances to program suppliers                                                            469,812                   418,101
    Assets held for sale                                                                     702,702                         -
    Income tax receivable                                                                     89,595                    81,085
    Deferred tax asset                                                                     2,759,858                 2,796,908
    Other current assets                                                                   2,211,308                 2,430,334

                                                                           ----------------------------------------------------
    Total current assets                                                                  24,964,369                25,496,454
                                                                           ----------------------------------------------------

PROPERTY AND EQUIPMENT, net                                                                1,974,212                 2,404,763
DEFERRED TAX ASSET                                                                           944,921                   894,083
OTHER ASSETS                                                                               1,779,451                 1,931,133

                                                                           ----------------------------------------------------
          TOTAL ASSETS                                                                 $  29,662,953             $  30,726,433
                                                                           ====================================================


                               RENTRAK CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                                    (UNAUDITED)
                                                                                           June 30,                 March 31,
                                                                                             2003                     2003
                                                                           ----------------------------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                                  $  11,744,184             $  12,710,999
     Accrued liabilities                                                                     788,985                 1,143,785
     Accrued compensation                                                                    716,094                   610,022
     Deferred revenue                                                                        116,422                   156,692

                                                                           ----------------------------------------------------
          Total current liabilities                                                       13,365,685                14,621,498
                                                                           ----------------------------------------------------

LONG-TERM LIABILITIES:
     Lease obligations, deferred gain and
        customer deposits                                                                    625,693                   668,039

                                                                           ----------------------------------------------------
          Total long-term liabilities                                                        625,693                   668,039
                                                                           ----------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value;

       Authorized:  10,000,000 shares, none issued                                                 -                         -
       Common stock,  $.001 par value;
       Authorized:  30,000,000 shares
         Issued and outstanding: 9,512,360 shares
         at June 30, 2003 and 9,471,612 at
         March 31, 2003                                                                        9,512                     9,472
     Capital in excess of par value                                                       39,830,175                39,655,212
     Cumulative other comprehensive income                                                   180,879                   180,879
     Accumulated deficit                                                                 (24,348,991)              (24,408,667)
                                                                           ----------------------------------------------------
          Total stockholders' equity                                                      15,671,575                15,436,896

                                                                           ----------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $  29,662,953             $  30,726,433
                                                                           ====================================================


                              RENTRAK CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                 (UNAUDITED)
                                                                Three Months Ending     Three Months Ending
                                                                   June 30, 2003           June 30, 2002
                                                               ---------------------   --------------------
REVENUES:
   PPT                                                              $    13,052,691        $    17,866,110
   Other                                                                  5,645,733              4,561,331
                                                               ---------------------   --------------------

                                                                         18,698,424             22,427,441
                                                               ---------------------   --------------------

OPERATING COSTS AND EXPENSES:
   Cost of sales                                                         14,180,913             18,289,619
   Selling, general, and administrative                                   4,470,649              4,000,448
   Net gain from litigation settlement                                            -              (361,847)
                                                               ---------------------   --------------------
                                                                         18,651,562             21,928,220
                                                               ---------------------   --------------------

INCOME FROM OPERATIONS                                                       46,862                499,221
                                                               ---------------------   --------------------
OTHER INCOME (EXPENSE):
   Interest income                                                           55,439                      -
   Interest expense                                                         (6,049)                      -
                                                               ---------------------   --------------------
                                                                             49,390                      -
                                                               ---------------------   --------------------
INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAX
   PROVISION                                                                 96,252                499,221

INCOME TAX PROVISION                                                         36,576                189,704
                                                               ---------------------   --------------------

INCOME FROM CONTINUING
    OPERATIONS                                                               59,676                309,517

LOSS FROM DISCONTINUED
    OPERATIONS, NET OF TAX BENEFIT

    OF $0 AND $88,881                                                             -              (145,014)
                                                               ---------------------   --------------------

NET INCOME                                                            $      59,676         $      164,503
                                                               =====================   ====================
EARNINGS (LOSS) PER SHARE:
    Basic:
       Continuing operations                                          $        0.01         $         0.03
       Discontinued operations                                        $           -         $        (0.01)
                                                               ---------------------   --------------------
           Total                                                      $        0.01         $         0.02
                                                               =====================   ====================
    Diluted:
       Continuing operations                                          $        0.01         $         0.03
       Discontinued operations                                        $           -         $        (0.01)
                                                               ---------------------   --------------------
           Total                                                      $        0.01         $         0.02
                                                               ======================   ===================




                               RENTRAK CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                             (UNAUDITED)
                                                                Three Months Ending June 30, 2003

                                                     ENTERTAINMENT           FULFILLMENT            TOTAL
                                                  ------------------    -----------------    -----------------
REVENUES:
   PPT                                               $   13,052,691            $       -         $ 13,052,691
   Other                                                  1,526,050            4,649,827(1)        5,645,733
                                                  ------------------    -----------------    -----------------
                                                         14,578,741            4,649,827           18,698,424
                                                  ------------------    -----------------    -----------------

OPERATING COSTS AND EXPENSES:

   Cost of sales                                         10,479,310 (1)        4,231,747           14,180,913
   Selling, general, and administrative                   4,000,647              470,002            4,470,649
                                                  ------------------    -----------------    -----------------

                                                         14,479,957            4,701,749
                                                  ------------------    -----------------    -----------------
INCOME (LOSS) FROM OPERATIONS                                98,784             (51,922)               46,862
                                                  ------------------    -----------------    -----------------
OTHER INCOME (EXPENSE):

   Interest income                                           31,045               24,394               55,439
   Interest expense                                          (1,653)              (4,396)              (6,049)
                                                  ------------------    -----------------    -----------------
                                                             29,392               19,998               49,390
                                                  ------------------    -----------------    -----------------
INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAX
    PROVISION (BENEFIT)                                     128,176             (31,924)               96,252

INCOME TAX PROVISION (BENEFIT)                               48,707             (12,131)               36,576
                                                  ------------------    -----------------    -----------------
INCOME (LOSS) FROM CONTINUING
    OPERATIONS                                               79,469             (19,793)               59,676

LOSS FROM DISCONTINUED
    OPERATIONS, NET OF TAX BENEFIT
    OF $0                                                         -                    -                    -
                                                  ------------------    -----------------    -----------------

NET INCOME (LOSS)                                     $      79,469        $    (19,793)            $  59,676
                                                  ==================    =================    =================

EARNINGS (LOSS) PER SHARE:
    Basic:
       Continuing operations                          $        0.01        $      (0.00)            $    0.01
       Discontinued operations                        $           -        $          -             $       -
                                                  ------------------    -----------------    -----------------
           Total                                      $        0.01        $      (0.00)            $    0.01

                                                  ==================    =================    =================
    Diluted:
       Continuing operations                          $        0.01        $      (0.00)            $    0.01
       Discontinued operations                        $           -        $          -             $       -

                                                  ------------------    -----------------    -----------------
           Total                                      $        0.01        $      (0.00)            $    0.01

                                                  ==================    =================    =================

(1)- Includes Intercompany transactions of $530,144, which are eliminated in consolidated total amounts.



                               RENTRAK CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      (UNAUDITED)

                                                                           Three Months Ending June 30, 2002
                                                      ENTERTAINMENT            FULFILLMENT                   TOTAL
                                                --------------------    ---------------------   -----------------------
REVENUES:
   PPT                                               $   17,866,110          $             -         $      17,866,110
   Other                                                  1,054,470                4,069,910                 4,561,331
                                                --------------------    ---------------------   -----------------------
                                                         18,920,580                4,069,910                22,427,441
OPERATING COSTS AND EXPENSES:
   Cost of sales                                         14,723,422 (1)            4,129,246                18,289,619
   Selling, general, and administrative                   3,264,383                  736,065                 4,000,448
   Net gain from litigation settlement                    (361,847)                        -                 (361,847)
                                                --------------------    ---------------------   -----------------------

                                                         17,625,958                4,865,311                21,928,220
                                                --------------------    ---------------------   -----------------------

INCOME (LOSS) FROM OPERATIONS                             1,294,622                (795,401)                   499,221
                                                --------------------    ---------------------   -----------------------
OTHER INCOME (EXPENSE):
   Interest income                                                -                        -                         -
   Interest expense                                               -                        -                         -
                                                --------------------    ---------------------   -----------------------
                                                                  -                        -                         -
                                                --------------------    ---------------------   -----------------------
INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAX
    PROVISION (BENEFIT)                                   1,294,622                (795,401)                   499,221

INCOME TAX PROVISION (BENEFIT)                              491,956                (302,252)                   189,704
                                                --------------------    ---------------------   -----------------------
INCOME (LOSS) FROM CONTINUING

    OPERATIONS                                              802,666                (493,149)                   309,517

LOSS FROM DISCONTINUED
    OPERATIONS, NET OF TAX BENEFIT
    OF $88,881                                            (145,014)                       -                   (145,014)
                                                --------------------    ---------------------   -----------------------

NET INCOME (LOSS)                                     $     657,652            $   (493,149)               $   164,503
                                                ====================    =====================   =======================
EARNINGS (LOSS) PER SHARE:
    Basic:
       Continuing operations                          $        0.08            $      (0.05)               $      0.03
       Discontinued operations                        $       (0.01)           $          -                $     (0.01)
           Total                                      $        0.07            $      (0.05)               $      0.02
                                                ====================    =====================   =======================
    Diluted:
       Continuing operations                          $        0.07            $      (0.05)               $      0.03
       Discontinued operations                        $       (0.01)           $           -               $    (0.01)
                                                --------------------    ---------------------   -----------------------
           Total                                      $        0.06            $      (0.05)               $      0.02
                                                ====================    =====================   =======================

(1) - Includes Intercompany transactions of $563,049, which are eliminated in consolidated total amounts.
